Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

CHASE CORPORATION ANNOUNCES

CFO  APPOINTMENT AND TRANSITION PLAN

Westwood, MA – February 5, 2019 – Chase Corporation (NYSE American: CCF), today announced the appointment of Christian J. Talma to the position of Chief Financial Officer.  Mr. Talma will assume full responsibility of the Finance, Accounting and IT functions of the Company.  Previously, he served as Chief Accounting Officer since joining Chase in August of 2018.

“It’s been extremely fulfilling to be part of this dynamic company as CAO and I’m looking forward to the next chapter with a fantastic team,” Mr. Talma said.  “Our goal is to continue to build on Chase’s strong foundation to achieve our long-term growth and profitability aspirations.”

Adam P. Chase, President and Chief Executive Officer, commented, “Since joining Chase in August, Christian has integrated quickly with our commercial and operational organizations.  He is a thoughtful, innovative leader with a strong background in all elements of strategy and finance.  Christian has a proven ability to build strong teams and deliver optimal performance and growth.”

Mr. Talma replaces Kenneth (Ken) Feroldi who will continue as a Chase company officer fulfilling the role of Treasurer and senior advisor on Investor Relations, Capital Structure and M&A.

Mr. Chase added, “We thank Ken for his many contributions to the Company as CFO, including the integration of NEPTCO, and look forward to the new roles both Ken and Christian will play in the Chase leadership.”

Mr. Talma brings over 23 years of finance and operations experience to Chase.  He spent 14 years in finance leadership roles with increasing responsibility at Siemens, and most recently served as the VP of Operations Finance and Strategy at Haemonetics.  Mr. Talma earned an MBA from NYU’s Stern School of Business and bachelor’s degree in finance from Boston College.

Chase Corporation is a global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across diverse market sectors.  Founded in 1946, the Westwood, Massachusetts-based company employs over 700 people with operations in the North America, Europe and Asia.

Contact:

Ruthanne Hawkins

Shareholder and Investor Relations Department

Phone: (781) 332-0700

E-mail: investorrelations@chasecorp.com

Website: www.chasecorp.com

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential”, among others.  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes; and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.